Exhibit 10.1

Execution Copy

CTD HOLDINGS, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of February 19, 2014, by and among CTD Holdings, Inc., a Florida corporation (the “Company”), and the investors identified on the signature pages hereto (each, a “Purchaser”, and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company desires to issue, and the Purchasers severally desire to purchase, an aggregate of 10,000,000 shares (the “Shares”), of its common stock, par value $0.0001 per share (“Common Stock”), in a private placement, at a price of $0.05 per share for an aggregate purchase price of $500,000.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           AGREEMENT TO PURCHASE AND SELL SHARES.

(a)           Agreement to Purchase and Sell Securities.  Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase, and the Company agrees to sell and issue to such Purchaser, at the Closing (as defined below), at a price of $0.05 per Share, such number of Shares to be purchased by such Purchaser as set forth on the signature pages hereto.

(b)           Obligations Several, Not Joint.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.  The decision of each of the Purchasers to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser.  Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to independently protect and enforce such Purchaser’s rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

2.           CLOSING.

(a)           Closing.  The Closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place remotely at 10:00 a.m. on the date hereof by the exchange of documents and signatures, or at such other time or place as the Company and the Purchasers purchasing a majority of the Shares to be sold at the Closing mutually agree (the date of the Closing is hereinafter referred to as a “Closing Date”).

(b)           Delivery.  At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a certificate representing the number of Shares to be purchased at the Closing by such Purchaser, against payment of the purchase price therefor by check made payable to the order of, or wire transfer to, the Company.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Letter delivered by the Company to the Purchasers at the Closing, the Company hereby represents and warrants to each Purchaser that as of the Closing Date (except with respect to any representations and warranties that speak as of a specified date, which shall be true and correct as of such date):

(a)           Organization Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all corporate power and authority required to (i) own, operate and occupy its properties and to carry on its business as presently conducted and (ii) enter into this Agreement and the Voting Commitment Letter between C.E. Rick Strattan and the Company in the form attached hereto as Exhibit A (the “Voting Commitment Letter”, and together with this Agreement, the “Transaction Documents”), and to consummate the transactions contemplated hereby and thereby.  The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in, the business, operations, financial condition, results of operations, properties, prospects, assets or liabilities of the Company, taken as a whole, or on the transactions contemplated hereby and the other agreements, instruments and documents contemplated hereby or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(b)           Capitalization.  The capitalization of the Company, prior to the issuance of the Shares, is as follows:

(i)           The authorized capital stock of the Company consists of 100 million shares of Common Stock, and five million shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), of which one (1) share has been designated Series A Preferred Stock.

(ii)           As of the date hereof, the issued and outstanding capital stock of the Company consisted of (A) 37,562,355 shares of Common Stock and (B) one (1) share of Series A Preferred Stock.  The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of and are not otherwise subject to any preemptive or other similar rights.

(iii)           The Company does not have any stock option or similar stock incentive plans. Except as set forth in the Disclosure Letter, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock, other than the share of Series A Preferred Stock.  Other than the Series A Preferred Stock, there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions; there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; and none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company.  There are no shareholder agreements, voting agreements, or other similar arrangements, with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s stockholders.

(c)           Subsidiaries.  Except as set forth in the SEC Documents (defined below), the Company does not have any Subsidiaries, and the Company does not own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any person or entity.  As used herein "Subsidiaries" means any entity in which the Company, directly or indirectly, owns any capital stock or holds an equity or similar interest.  Each Subsidiary of the Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, (ii) has all corporate power and authority required to own, operate and occupy its properties and to carry on its business as presently conducted, and (iii) is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(d)           Due Authorization.  All corporate actions on the part of the Company necessary for (i) the authorization, execution and delivery of, and the performance of all obligations of the Company under, each of the Transaction Documents, and (ii) the authorization, issuance, and delivery of the Shares, have been taken, and each of the Transaction Documents constitutes (or will constitute upon execution by the Company) the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

(e)           Valid Issuance of Shares.

(i)            Shares.  Upon issuance in accordance with the terms hereof and the payment therefor by the Purchasers, the Shares will be duly authorized, validly issued, fully paid and non-assessable free and clear from all taxes, liens, claims and encumbrances, and will not be subject to any preemptive rights or similar rights.

(ii)           Compliance with Securities Laws.  Subject to the accuracy of the representations made by the Purchasers in Section 4 hereof, the Shares will be issued and sold to the Purchasers in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”).

(f)           Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority (each, a “Governmental Entity”) on the part of the Company is required in connection with the issuance and sale of the Shares to the Purchasers, or the consummation of the other transactions contemplated by this Agreement, except such filings as have been made prior to the date hereof, and such additional post-Closing filings as may be required to comply with applicable state and federal securities laws.

(g)           Non-Contravention.  The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, do not (i) contravene or conflict with the Articles of Incorporation or Bylaws of the Company; (ii) assuming the accuracy of the representations and warranties made by the Purchasers in Section 4 hereof, constitute a violation in any respect of any provision of any federal, state, local or foreign law, rule, regulation, order, judgment or decree applicable to the Company; or (iii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) or require any consent under, give rise to any right of termination, amendment, cancellation or acceleration of, or to a loss of any material benefit to which the Company or any of its Subsidiaries is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company or any of its Subsidiaries under, any contract to which the Company or any of its Subsidiaries is a party or any permit, license or similar right relating to the Company or any of its Subsidiaries.

(h)           Litigation.  There is no material action, suit, proceeding, claim, arbitration or investigation pending or, to the Company’s knowledge, threatened:  (i) against the Company, its Subsidiaries, their activities, properties or assets, (ii) any officer, director or employee of the Company or any of its Subsidiaries in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Company or its Subsidiaries, or (iii) that seeks to prevent, enjoin, alter, challenge or delay the transactions contemplated by this Agreement.  Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  The Company and its Subsidiaries have, to the Company’s knowledge, in all material respects, complied with all laws, regulations and orders applicable to their business, and have all material permits and licenses required thereby.

(i)           Compliance with Law and Charter Documents; Regulatory Permits.  Neither the Company nor any of its Subsidiaries is in violation or default of any provisions of its articles of incorporation, bylaws or similar organizational document, as applicable.  The Company and its Subsidiaries have materially complied and are currently in material compliance with all applicable judgments, decrees, statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company’s and its Subsidiaries’ business or properties, and neither the Company nor any of its Subsidiaries has received notice that it is in material violation of any statute, rule or regulation of any governmental authority applicable to it.  Neither the Company nor any of its Subsidiaries is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them are bound or by which the properties of any of them are bound.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their business as described in the SEC Documents, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(j)           SEC Documents.

(i)            Reports.  Since January 1, 2012, the Company has filed in a timely manner (giving effect, where applicable, to any deferral periods provided under Rule 12b-25 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder.  The Company has filed on the SEC’s EDGAR system, prior to the date hereof, its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “Form 10-K”), its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013 (the “Form 10-Q”), and any Current Report on Form 8-K (“Form 8-Ks”) required to be filed by the Company with the SEC for events occurring since January 1, 2012 (the Form 10-K, Form 10-Q and Form 8-Ks, together with all exhibits, schedules and other attachments that are filed with such documents, are collectively referred to herein as the “SEC Documents”).  Each SEC Document, as of its date (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  Each SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document.  As of their respective dates, any financial statements of the Company included in the SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied in the United States (“GAAP”), during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), correspond to the books and records of the Company and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended.  The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date of this Agreement and to which the Company is a party or by which the Company is bound which has not been previously filed or incorporated by reference as an exhibit to the SEC Documents.

(ii)           Sarbanes-Oxley.  The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 as of the date hereof.  Such certifications contain no exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy of such certifications.  The Company is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the SEC.

(k)           Absence of Certain Changes.  Except as set forth in Section 3(k) of the Disclosure Letter or in the SEC Documents, since December 31, 2012, the business and operations of the Company and its Subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been:

(i)           Any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company;

(ii)            any repurchase, redemption or other acquisition by the Company of any outstanding shares of the Company’s capital stock;

(iii)          any damage, destruction or loss to the Company’s or its Subsidiaries’ properties or assets, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

(iv)           any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

(v)             any material change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC;

(vi)           any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company, any of its Subsidiaries or any of their assets or properties is bound or subject that could be expected to have a Material Adverse Effect;

(vii)          any other event or condition of any character, except for such events and conditions that have not resulted, and are not reasonably expected to result either individually or collectively, in a Material Adverse Effect;

(viii)          any sale of any assets, individually or in the aggregate, in excess of $10,000 outside of the ordinary course of business, other than the sale of inventory; or

(ix)           any capital expenditures, individually or in the aggregate, in excess of $10,000 outside of the ordinary course of business.

(l)           Intellectual Property.  To the Company’s knowledge, the Company and its Subsidiaries own or possess sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, or other intellectual property (collectively, “Intellectual Property”), which are necessary to conduct their business as currently conducted.  To the Company’s knowledge, neither the Company nor any of its Subsidiaries has infringed any patents of others with respect to any Intellectual Property, and no patent owned or licensed by the Company or any of its Subsidiaries is unenforceable or invalid.  There is no claim, action or proceeding pending, or to the Company’s knowledge, threatened, against the Company or any of its Subsidiaries with respect to any Intellectual Property.  The Company has no knowledge of any infringement or improper use by any third party with respect to any Intellectual Property of the Company or any of its Subsidiaries.

(m)           Registration Rights.  The Company is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

(n)           Title to Property and Assets.  Except as set forth in the SEC Documents, the properties and assets of the Company and its Subsidiaries (including real property) are respectively owned by them, free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for (i) statutory liens for the payment of current taxes that are not yet delinquent and (ii) liens, encumbrances and security interests that are in the ordinary course of business and do not materially detract from the value of the properties and assets of the Company, taken as a whole.  With respect to the property and assets leased by the Company and its Subsidiaries, the Company and its Subsidiaries are in compliance with such leases in all material respects and such leases are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

(o)           Taxes.  The Company and its Subsidiaries have filed or have obtained currently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by them, such returns are complete and accurate in all material respects and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company and its Subsidiaries, taken as a whole.  No material controversy with respect to taxes of any type with respect to the Company or any of its Subsidiaries is pending or, to the Company’s knowledge, threatened.  The Company and its Subsidiaries have withheld or collected from each payment made to their employees the amount of all taxes required to be withheld or collected therefrom and have paid all such amounts to the appropriate taxing authorities when due (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes).  Neither the Company nor any of its Subsidiaries has any material tax liability relating to income, properties or assets as of the Closing that is not adequately provided for.

(p)           Insurance.  The Company and its Subsidiaries maintain insurance of the types and in the amounts that the Company reasonably believes is prudent and adequate for their businesses, all of which insurance is in full force and effect in all material respects. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for by them, and the Company does not have any reason to believe that it will not be able to renew any such existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(q)           Labor Relations.

(i)           No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any of its Subsidiaries.

(ii)          Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  No executive officer (as defined in Rule 501(f) of the Securities Act) of the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.  No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

(iii)         The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(r)           Transactions with Affiliates.  Except as set forth in the SEC Documents, none of the officers, directors or employees of the Company or any of its Subsidiaries has entered into any transaction with the Company or any of its Subsidiaries that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the SEC.

(s)           General Solicitation.  Neither the Company, nor any of its affiliates, nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Shares.

(t)           No Integrated Offering.  Neither the Company, nor any affiliate of the Company, nor, to the Company’s knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

(u)           Investment Company.  The Company is not now, and after the sale of the Shares under this Agreement and the application of the net proceeds from the sale of the Shares will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)           Application of Anti-Takeover Provisions.  There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or other charter documents) that would become applicable to the Purchasers as a result of the issuance of the Shares.

(w)           Registration Matters.  The Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act.

(x)           Environmental Matters.

(i)            The Company and its Subsidiaries have complied in all material respects with all applicable Environmental Laws (as defined below).  There is no pending or, to the Company’s knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any of its Subsidiaries.  “Environmental Law” means any federal, state, local or foreign law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (A) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (B) air, water and noise pollution; (C) groundwater and soil contamination; (D) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (E) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (F) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (G) health and safety of employees and other persons; or (H) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances, or oil or petroleum products or solid or hazardous waste.  As used above, the terms “release” and “environment” shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

(ii)           Neither the Company nor any of its Subsidiaries has any material liabilities or material obligations arising from the release of any Materials of Environmental Concern (as defined below) into the environment.  “Materials of Environmental Concern” shall mean any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

(iii)           Neither the Company nor any of its Subsidiaries is a party to or bound by any court order, administrative order, consent order or other agreement with any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

(iv)           There is no material environmental liability, to the Company’s knowledge, of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any of its Subsidiaries.

(y)           Benefit Plans.  Except as set forth in Section 3(y) of the Disclosure Letter, neither the Company, any of its Subsidiaries or any Plan Affiliate (as defined below) has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any material Employee Benefit Plan (as defined below), whether written, oral, voluntary or pursuant to a collective bargaining agreement or law, under which the Company or any of its Subsidiaries has any unfunded liability, nor has the Company or any of its Subsidiaries otherwise failed to meet any of its material obligations under any Employee Benefit Plan.  “Plan Affiliate” means any person or entity with which the Company or any of its Subsidiaries constitutes all or part of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as each of those terms are defined in Section 414 of the Internal Revenue Code (the “Code”).  “Employee Benefit Plan” means, collectively, each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, health or other medical, life, disability or other insurance, supplemental unemployment benefit, profit sharing, pension, retirement, supplemental retirement or other employee benefit plan, program, agreement or arrangement, whether written or unwritten, formal or informal, maintained or contributed to or required to be contributed to by any person for the benefit of any employee or former employee of the Company or its affiliates or their dependants or beneficiaries, as well as the compensation practices and policies regarding vacations, sick leaves, leaves of absence and all perquisites of employment other than those mandated by any legal requirement and shall include to the extent applicable to the Company, without limitation, “Employee Pension Benefit Plans” (as defined in Section 3(2) of ERISA (as defined below), “Employee Welfare Benefit Plan” (as defined in Section 3(1) of ERISA) and “Multi-employer Plan” (as defined in section 3(37) of ERISA)), but shall exclude any such arrangements or perquisites that do not exceed, individually or in the aggregate, $300 per month per any particular person.  “ERISA” means the Employee Retirement Income Security Act of 1974 and any law of any foreign jurisdiction of similar import.  The Company has made all “matching” contributions required pursuant to the terms of the Company’s 401(k) plan or otherwise promised to employees (in writing or orally).

(z)           Foreign Corrupt Practices Act; Etc.  Each of the Company, its Subsidiaries and their respective officers, directors, employees, agents and other persons acting on behalf of the Company or its Subsidiaries are in compliance with and have not violated the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder, or any similar laws of any foreign jurisdiction.  To the Company's knowledge, no governmental or political official in any country is or has been employed by, or acted as a consultant to or held any beneficial ownership interest in the Company or any of its Subsidiaries.  The Company, its Subsidiaries and their respective officers, directors, employees and agents are in compliance with and have not violated the U.S. money laundering laws or regulations, the U.S. Bank Secrecy Act, as amended by the USA Patriot Act of 2001 (including any recordkeeping or reporting requirements thereunder), or the anti-money laundering laws or regulations of any jurisdiction.

(aa)          Brokers.  The Company has not engaged any brokers, finders or agents, or incurred, or will incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

4.           REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF EACH PURCHASER.  Each Purchaser hereby represents and warrants, severally and not jointly, to the Company, and agrees that:

(a)           Organization, Good Standing and Qualification.  To the extent a Purchaser is an entity, the Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Purchaser has all power and authority required to enter into this Agreement and each other Transaction Document to which it is a party, and to consummate the transactions contemplated hereby and thereby.

(b)           Authorization.  The execution of this Agreement and the performance by the Purchaser of the transactions contemplated by this Agreement and the Transaction Documents have been duly authorized by all necessary action on the part of the Purchaser.  This Agreement and each Transaction Document to which it is a party has been duly executed by the Purchaser and  constitutes the Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and  the effect of rules of law governing the availability of equitable remedies.

(c)           Purchase for Own Account.  The Shares are being acquired without a view to the resale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act and in compliance with applicable federal and state securities laws.  To the extent a Purchaser is an entity, the Purchaser represents that it has not been formed for the specific purpose of acquiring the Shares.  Notwithstanding the foregoing, the parties hereto acknowledge the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and the laws of any other applicable jurisdiction, and as otherwise contemplated by this Agreement.

(d)           Investment Experience.  The Purchaser understands that the purchase of the Shares involves substantial risk.  The Purchaser has experience as an investor in securities of companies and acknowledges that it can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment, and has so evaluated the merits and risks of such investment.

(e)           Accredited Investor Status.  At the time the Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act and was (and at the date hereof is) resident in the state indicated on the signature pages hereof.

(f)           Reliance Upon Purchaser’s Representations.  The Purchaser understands that the issuance and sale of the Shares to it will not be registered under the Securities Act, the securities laws of any State of the United States or the securities laws of any other applicable jurisdiction, on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof, and exempt from any comparable registration requirement under the securities laws of any other applicable jurisdiction, and that the Company’s reliance on such exemption is based on each Purchaser’s representations set forth herein.

(g)           Receipt of Information.  The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Shares, the business, properties, prospects, management and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Shares.  Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of such information and the Company’s representations and warranties contained in this Agreement.

(h)           Restricted Securities.  The Purchaser understands that the Shares have not been registered under the Securities Act or the securities laws of any State.

(i)           Legend.  (i) The Purchaser agrees that the certificates for the Shares shall bear a legend substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS ESTABLISHED BY EVIDENCE TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

Certificates evidencing the Shares shall not contain any legend (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144(b)(1) without reliance on the conditions set forth in rule 144(c)(1) relating to the availability of current public information.

5.           COVENANTS.

(a)           Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

(b)           Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Shares as required under Regulation D.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

(c)           Series A Preferred Stock.  Following the conversion of the Series A Preferred Stock as described in Section 7(j) hereof, the Company shall not thereafter issue any shares of Series A Preferred Stock without the unanimous consent of the Board of Directors.

(d)           Board Representation.

(i)              The Company shall use its reasonable best efforts to include the Fine Representative (as defined below) in any proxy statement of the Company soliciting proxies for the election of directors.

(ii)            The Company shall use its reasonable best efforts to include the Sieger Representative (as defined below, and together with the Fine Representative, each a “Board Representative”) in any proxy statement of the Company soliciting proxies for the election of directors.

(iii)           The Board shall not be required to appoint to the Board any person, or to nominate any person in the Company’s proxy statement, about whom any disclosure would be required by the Company in its filings with the SEC pursuant to Item 401(f)(2)-(8) of Regulation S-K.

(iv)           A Board Representative shall be removed from the Board of Directors only by written request of N. Scott Fine (in the case of the Fine Representative) or Markus Sieger (in the case of the Sieger Representative), unless such removal is for cause, provided that upon any resignation, removal, death or disability of a Board Representative, N. Scott Fine (in the case of the Fine Representative) or Markus Sieger (in the case of the Sieger Representative) shall be entitled to designate a replacement Board Representative reasonably acceptable to the majority of the members of the Board remaining in office.  In the event that a Board Representative is removed in accordance with the preceding sentence or for any reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board of Directors shall be filled by N. Scott Fine (in the case of the Fine Representative) or Markus Sieger (in the case of the Sieger Representative), as the case may be.

(v)             The Company’s obligations under this Section 5(d) shall terminate automatically, and the Company shall have no further obligation to appoint, maintain the appointment of, designate or include in any proxy statement any Board Representative  following the seven-year anniversary of the date of this Agreement.

6.           INDEMNIFICATION.

The Company hereby agrees to indemnify, exonerate and hold each Purchaser and each of their respective officers, directors, employees and agents (collectively herein called the “Purchaser Indemnitees” and individually called a “Purchaser Indemnitee”), free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorney’s fees and disbursements (collectively herein called the “Purchaser Indemnified Liabilities”), incurred by the Purchaser Indemnitees or any of them as a result of, or arising out of, any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by the Company in the Transaction Documents, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Purchaser Indemnified Liabilities which is permissible under applicable law.

7.           CONDITIONS TO THE PURCHASER’S OBLIGATIONS AT CLOSING.  The obligations of each Purchaser to purchase Shares at the Closing are subject to the fulfillment or waiver, on or before the Closing (unless otherwise indicated below), of each of the following conditions:

(a)           Representations and Warranties.  Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the Closing Date (except for representations and warranties that speak as of a specific date) (provided, however, that such materiality qualification shall only apply to representations or warranties not otherwise qualified by materiality or Material Adverse Effect) and on and as of the date of such Closing with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

(b)           Performance.  The Company shall have performed and complied  in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing, and shall have obtained all approvals, consents and qualifications necessary to complete the sale described herein.

(c)           Compliance Certificate.  The Company will have delivered to the Purchasers a certificate signed on its behalf by its Chief Executive Officer certifying that the conditions specified in Sections 7(a) and 7(b) hereof with respect to the Company have been fulfilled.

(d)           Securities Exemptions.  The offer and sale of the Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state and foreign securities laws.

(e)           No Suspension of Trading of Common Stock.  The Common Stock of the Company shall be quoted on OTCQB or a similar successor quotation system.

(f)           Company Good Standing Certificate.  The Company shall have delivered to the Purchasers a certificate from the Secretary of State of the State of Florida dated as of a recent date, with respect to the good standing of the Company in such State.

(g)           Executive Officer’s Certificate.  The Company shall have delivered to the Purchasers a certificate executed by the Secretary of the Company attaching and certifying to the truth and correctness of (A) the Company’s Articles of Incorporation (including all amendments thereto), (B) the Company’s Bylaws and (C) the resolutions adopted by the Company’s Board of Directors (the “Board”) in connection with the transactions contemplated by this Agreement.

(h)           Voting Commitment.  The Voting Commitment Letter shall have been executed and delivered by the parties thereto.

(i)           Board Size; Appointment.  The Company shall have increased the size of the Board to five (5) members and shall have taken all action necessary to cause to be appointed to the Board (i) one designee of N. Scott Fine (the “Fine Representative”, which may be N. Scott Fine), and (ii) one designee of Markus Sieger  (the “Sieger Representative”, which may be Markus Sieger), in each case to take effect as of the Closing Date (or such other Date as the parties may agree).

(j)           Conversion of Preferred Stock.  The outstanding share of Series A Preferred Stock of the Company shall have been converted by the holder thereof in exchange for the issuance by the Company of not more than 1,000,000 (one million) shares of Common Stock, and cancelled by the Company upon such conversion, and the Company shall have provided the Purchasers with evidence of such conversion and cancellation satisfactory to the Purchasers and their counsel.

(k)           No Statute or Rule Challenging Transaction.  No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

8.           CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AT CLOSING.  The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of each Purchaser contained in Section 4 shall be true and correct in all material respects on and as of the Closing Date.

(b)           Securities Exemptions.  The offer and sale of the Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state and foreign securities laws.

(c)           Payment of Purchase Price.  The Purchasers shall have delivered to the Company by wire transfer of immediately available funds, full payment of the purchase price for the Shares to be purchased at the Closing.

(d)           No Statute or Rule Challenging Transaction.  No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

9.           MISCELLANEOUS.

(a)           Successors and Assigns.  The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Notwithstanding the foregoing, (i) the Company shall not be permitted to assign this Agreement or any of its respective rights or obligations hereunder and (ii) no Purchaser shall be permitted to assign this Agreement or any of his respective rights or obligations hereunder without the prior written consent of the Company.

(b)           Governing Law; Submission to Jurisdiction.  This Agreement will be governed by and construed and enforced under the internal laws of the State of Florida, without reference to principles of conflict of laws or choice of laws. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.  The Company hereby irrevocably and unconditionally submits, for itself and its property to the exclusive jurisdiction of any Florida state court or federal court of the United States sitting in the State of Florida, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement.

(c)           Survival.  The representations and warranties contained in this Agreement shall survive the Closing and the issuance of the Shares.

(d)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(e)           Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.

(f)           Notices.  Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile directed (1) if to a Purchaser, at the Purchaser’s address or facsimile number set forth on the signature pages hereto, with a copy to Fox Rothschild, 100 Park Avenue, 15th Floor, New York, NY 10017, tel: (212) 878-7997 and fax: (212) 692-0940, Attn: Alison Newman, or at such address or facsimile number as the Purchaser may designate by giving at least ten (10) days’ advance written notice to the Company or (2) if to the Company, to its address or facsimile number set forth below, or at such other address or facsimile number as the Company may designate by giving at least ten (10) days’ advance written notice to the Purchasers.  All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer, if faxed.

The address of the Company for the purpose of this Section 9(f) is as follows:

CTD Holdings, Inc.
14120 N.W. 126th Terrace
Alachua, Florida 32615
Tel: (386) 418-8060
Fax: (321) 244-8351
Attention: C.E. Rick Strattan

(g)           Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchasers holding at least a majority of the total aggregate number of the Shares then held by the Purchasers; provided, however, any amendment to this Agreement that disproportionately adversely affects any Purchaser in any material respect shall require the prior written consent of such Purchaser.  Any amendment effected in accordance with this Section 9(g) will be binding upon the Company, each Purchaser and their respective successors and permitted assigns.

(h)           Severability.  If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(i)           Entire Agreement.  This Agreement, together with all exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

(j)           Meaning of Include and Including.  Whenever in this Agreement the word “include” or “including” is used, it shall be deemed to mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list.

(k)           Fees, Costs and Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Transaction Documents, including fees of legal counsel.

(l)           8-K Filing.  As soon as practicable following the execution of this Agreement, but in no event later than 8:30 a.m., eastern time, on the day following the execution of this Agreement, the Company shall issue and publicly disseminate a press release (in a form mutually agreed by the Company and the Purchasers), and file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and attaching this Agreement and the Voting Commitment Letter as exhibits to such filing.

(m)          Waivers.  No waiver by any party to this Agreement of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

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IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date and year first above written.

CTD HOLDINGS, INC.

By:
Name:	C.E. Rick Strattan
Title:	Chief Executive Officer

 [SIGNATURE PAGE FOR PURCHASERS FOLLOW]

Company Signature Page to Securities Purchase Agreement

NAME OF PURCHASER: Nathan Scott Fine

Nathan Scott Fine Number of Shares: 4,500,000 Purchase Price: $225,000

Address:

Purchaser Signature Page
to Securities Purchase
Agreement

NAME OF PURCHASER: Markus Sieger

Markus Sieger Number of Shares: 3,500,000 Purchase Price: $175,000

Address:

Purchaser Signature Page
to Securities Purchase
Agreement

NAME OF PURCHASER: Joshua Fine

Joshua Fine Number of Shares: 500,000 Purchase Price: $25,000

Address:

Purchaser Signature Page
to Securities Purchase
Agreement

NAME OF PURCHASER: Ryan Lee

Ryan Lee Number of Shares: 500,000 Purchase Price: $25,000

Address:

Purchaser Signature Page
to Securities Purchase
Agreement

NAME OF PURCHASER: Joseph J. Farnan, Jr.

Joseph J. Farnan, Jr. Number of Shares: 500,000 Purchase Price: $25,000

Address:

Purchaser Signature Page
to Securities Purchase
Agreement

NAME OF PURCHASER: Scott V. Simpson

Scott V. Simpson Number of Shares: 500,000 Purchase Price: $25,000

Address:

Purchaser Signature Page
to Securities Purchase
Agreement

EXHIBIT A

VOTING COMMITMENT LETTER